EXHIBIT 24.1

POWER OF ATTORNEY

The director of Ballantyne Strong, Inc. (the “Company”), whose signature appears below, hereby appoints John P. Wilmers and Kevin S. Herrmann, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, and likewise to sign any and all subsequent amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated, on the 30th day of August, 2010.

/s/ William F. Welsh, II
William F. Welsh, II, Chairman

/s/ Alvin Abramson
Alvin Abramson, Director

/s/ Christopher E. Beach
Christopher E. Beach, Director

/s/ Marc E. LeBaron
Marc E. LeBaron, Director

/s/ Mark D. Hasebroock
Mark D. Hasebroock, Director

/s/Steven J. Schuster
Steven J. Schuster, Director